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                     [PVF CAPITAL CORP. LOGO APPEARS HERE]



PRESS ANNOUNCEMENT

Date:        January 23, 2009

Contact:     Edward B. Debevec (440) 248-7171


PVF Capital Corp. announces quarterly earnings.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced a loss of $2,722,000, or $0.35 basic earnings per share and diluted earnings per share for the quarter ended December 31, 2008 as compared to earnings of $732,000, or $0.09 basic earnings per share and diluted earnings per share for the prior year comparable period. For the six-month period ended December 31, 2008, the Company reported a loss of $3,623,000, or $0.47 basic earnings per share and diluted earnings per share, as compared to earnings of $1,343,000, or $0.17 basic earnings per share and diluted earnings per share, for the prior year period.

Chairman John R. Male commented that, "Park View Federal continues to be well-capitalized in every respect. Deposit flows are strong as the Bank continues to attract new depositors. Notwithstanding the weak economy and the decline in home values, Park View remains committed to financing the needs of families right here in northeast Ohio and filling the roll of community banker that is so vitally needed in these challenging times." Looking ahead Mr. Male added that, "Our home lending activity is picking up dramatically and although we expect 2009 to present many challenges, we are optimistic about the opportunities that lie ahead."

The decline in earnings for the current three- and six-month periods was primarily attributable to a decrease in net interest income that resulted from an increase in nonperforming loans and an increase in the provision for loan losses in order to reflect current economic conditions. In addition, non-interest income for the current three-month period was impacted positively by gains on the sale of securities and for the current six-month period negatively by the impairment of the FHLMC and FNMA preferred stock. Lastly, the increase in non-interest expense for the three- and six-month periods was primarily the result of increases in a one-time severance accrual and other employee costs; an increase in the cost of FDIC insurance due to higher assessment rates charged on deposits; and, real estate owned expenses attributable to the maintenance and disposition of properties acquired through foreclosure.

As of December 31, 2008, PVF Capital Corp. reported assets of $903.1 million, an increase of $35.7 million, or 4.1%, from the prior fiscal year ended June 30, 2008. Total stockholders' equity of PVF Capital Corp. was $66.0 million at December 31, 2008.

Visit our web site at www.pvfsb.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.

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PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139
                                                                    440-248-7171

                      SUMMARY OF FINANCIAL HIGHLIGHTS

               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (UNAUDITED)

(Dollars in thousands)                   DECEMBER 31,               JUNE 30,
                                            2008                     2008
                                        -----------               -----------
ASSETS
------
   Cash and cash equivalents              $ 33,340                  $ 17,804
   Investment securities                    10,049                     9,470
   Loans receivable                        722,056                   714,492
   Loans receivable held for sale            4,283                     7,831
   Mortgage-backed securities               57,441                    55,151
   Other assets                             75,892                    62,654
                                          --------                  --------

      Total Assets                        $903,061                  $867,402
                                          ========                  ========

LIABILITIES
-----------
   Deposits                               $696,450                  $659,386
   Borrowed money                          106,375                   114,950
   Other liabilities                        34,282                    23,991
                                          --------                  --------

      Total Liabilities                    837,107                   798,327
                                          --------                  --------

      Total Stockholders' Equity            65,954                    69,075
                                          --------                  --------

      Total Liabilities and
       Stockholders' Equity               $903,061                  $867,402
                                          ========                  ========



                           CONSOLIDATED STATEMENT OF OPERATIONS
                                       (UNAUDITED)


                                                THREE MONTHS ENDED          SIX MONTHS ENDED
(Dollars in thousands except per share data)       DECEMBER 31,               DECEMBER 31,
                                              ---------------------     ------------------------
                                                2008        2007            2008        2007

Loans                                         $10,928     $13,184         $22,341      $27,112
Mortgage-backed securities                        687         314           1,388          632
Investments                                       348         969             725        2,015
                                              -------     -------         -------      -------
       Interest income                         11,963      14,467          24,454       29,759

Deposits                                        6,250       7,411          12,192       14,727
Borrowings                                      1,260       1,790           2,505        3,909
                                              -------     -------         -------      -------
       Interest expense                         7,510       9,201          14,697       18,636

Net interest income                             4,453       5,266           9,757       11,123

       Provision for loan losses                3,641          82           4,332          675
                                              -------     -------         -------      -------

Net interest income after provision for
  loan losses                                     812       5,184           5,425       10,448

Mortgage-banking activities                       420         326             878          726
Impairment of securities                         (102)          0          (1,841)           0
Gain on sale of securities                        666           0             666            0
Other, net                                        196         508             435          906
                                              -------     -------         -------      -------
       Total noninterest income                 1,180         834             138        1,632

Compensation and benefits                       3,016       2,630           5,574        5,594
Office occupancy and equipment                    699         813           1,406        1,615
Federal deposit insurance premium                 191          19             332           39
Real estate owned expense                         538         152             727          352
Other                                           1,571       1,411           2,912        2,711
                                              -------     -------         -------      -------
       Total noninterest expense                6,015       5,025          10,951       10,311
                                              -------     -------         -------      -------

Income before federal income tax provision     (4,023)        993          (5,388)       1,769

        Federal income tax provision           (1,301)        261          (1,765)         426
                                              -------     -------         -------      -------

Net income                                    ($2,722)    $   732         ($3,623)     $ 1,343
                                              =======     =======         =======     ========

BASIC EARNINGS PER SHARE                       ($0.35)    $  0.09          ($0.47)     $  0.17
                                              =======     =======         =======     ========

DILUTED EARNINGS PER SHARE                     ($0.35)    $  0.09          ($0.47)     $  0.17
                                              =======     =======         =======     ========
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